Exhibit 3.1.8

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

J. CREW INTERNATIONAL, INC.

Pursuant to Sections 242 and 245 of

the General Corporation Law of

the State of Delaware

J. Crew International, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), in order to amend and restate its Certificate of Incorporation pursuant to Sections 242 and 245 of the GCL, certifies as follows:

1. The name of the Corporation is J. Crew International, Inc. The Corporation was originally incorporated under the same name (as corrected). The original Certificate of Incorporation was dated May 15, 1992 (as corrected by a Certificate of Correction dated January 22, 1593) and was filed with the Delaware Secretary of State on May 15, 1992 (and the Certificate of Correction was filed with the same office on January 25, 1993).

2. The Board of Directors of the Corporation, at a special meeting held on April 5, 1995, duly adopted a resolution

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declaring advisable and proposing to the sole stockholder the adoption of the Amended and Restated Certificate of Incorporation of the Corporation in the form hereinafter set forth in Item 7.

3. The sole stockholder of the Corporation, at a special meeting held on April 5, 1995, duly adopted a resolution approving the Amended and Restated Certificate of Incorporation in the form hereinafter set forth in item 7.

4. The authorized capital stock of the Corporation shall not be increased or reduced under or by reason of the amendment and restatement of the Certificate of Incorporation.

5. This Amended and Restated Certificate of Incorporation, except as amended herein, restates the provisions of the Certificate of Incorporation as originally filed, as heretofore amended.

6. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 and 245 of the GCL.

7. The text of the amendment and restatement of the Certificate of Incorporation, as originally filed, as heretofore amended, is hereby amended and restated so as to read in its entirety as follows:

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AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

J. CREW INTERNATIONAL, INC.

FIRST: The name of the corporation is J. Crew International, Inc.

SECOND: The registered office of the corporation in the State of Delaware is located at 1201 Market Street, Suite 1700, Wilmington, County of New Castle, Delaware 19801. The registered agent of the corporation at that address is Delaware Incorporators & Registration Service, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, provided that the corporation’s activities shall be confined to the maintenance and management of its intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner to qualify for exemption from income taxation under, Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law. Nothing in the previous sentence shall prohibit the corporation from entering into financial guaranties and other credit agreements with unrelated entities on behalf of the corporation’s affiliates.

FOURTH: The corporation shall have authority to issue Three Thousand (3,000) shares of common stock, having a par value of One Cent ($0.01) per share.

FIFTH: The corporation shall indemnify directors and officers of the corporation to the fullest extent permitted by law.

SIXTH: The directors of the corporation shall incur no personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the directors derived an improper personal benefit. In discharging the duties of their respective positions, the board of directors, committees of the board, individual directors and individual officers may, in considering the best interest of the corporation, consider the effects of any action upon employees, suppliers and customers of the corporation, communities in which officers or other establishments of the corporation are located, and all other pertinent factors. In addition, the personal liability of directors shall further be limited or eliminated to the fullest extent permitted by any future amendments to Delaware law.

SEVENTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, the number of members of which shall be set forth in the bylaws of the corporation. The directors need not be elected by ballot unless required by the bylaws.

EIGHTH: Meetings of the stockholders will be held within the State of Delaware. The books of the corporation will be kept in the State of Delaware at such place or places as ray be designated from time to time by the board of directors or in the bylaws of the corporation.

NINTH: In the furtherance and not in limitation of the object, purposes and powers prescribed herein and conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the bylaws.

TENTH: The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the

TENTH: The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

ELEVENTH: The corporation shall have no power and may not be authorized by its stockholders or directors (i) to perform or omit to do any act that would prevent, inhibit, or cause the corporation to lose its status as a corporation exempt from the Delaware Corporation Income Tax under Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law, or (ii) to conduct any activities in any state other than Delaware which could result in the corporation being subject to the taxing jurisdiction of any state other than Delaware.

J. Crew International, Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed in the corporation name this 7th day of April, 1995.

J. Crew International, Inc.

By:	/s/ Gordon W. Stewart		[SEAL]
	Name:	Gordon W. Stewart
	Title:	Asst. Secretary

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

J. CREW INTERNATIONAL, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

J. CREW INTERNATIONAL, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), in order to amend its Certificate of Incorporation pursuant to Section 242 of the GCL, does hereby certify that:

1. The Board of Directors of the Corporation, as a duly held special meeting on December 20, 2002, duly adopted a resolution proposing and declaring advisable the amendment of the Corporation’s Amended and Restated Certificate of Incorporation in the manner set forth below.

2. The Sole Stockholder of the Corporation, at a duly held special meeting on December 20; 2002, duly adopted a resolution approving the amendment of the Corporation's Amended and Restated Certificate of Incorporation, in accordance with the provisions of Section 242 of the GCL.

3. Paragraph THIRD of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and the following new Article Third adopted in its place:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including without limitation the guarantee of indebtedness of affiliates and the granting of liens to secure such guarantees.

5. Paragraph ELEVENTH of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety.

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IN WITNESS WHEREOF, J. CREW INTERNATIONAL, INC. has caused this Certificate of Amendment to be duly executed by its President, an authorized officer, this 20th day of December, 2002.

J. CREW INTERNATIONAL, INC.

By:	/s/ Arlene S. Hong
Arlene S. Hong President

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